United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2016, Black Diamond Equipment, Ltd. (“BDEL”), a wholly-owned subsidiary of Clarus Corporation (the “Company”) entered into an employment agreement with Mr. John Walbrecht (the “Employment Agreement”) which provides for Mr. Walbrecht’s employment as President of BDEL for a term expiring on December 31, 2020, subject to certain termination rights, during which time he will receive an annual base salary at the rate of $350,000 (the “Base Compensation”). Commencing with the calendar year ended December 31, 2017, the Base Compensation may be increased to $375,000 and to $400,000, respectively, in the event that BDEL’s annual revenue for the year ended December 31, 2017 or any calendar year thereafter exceeds $175,000,000 and $200,000,000, respectively, as reflected in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year in question.

At the sole and absolute discretion of the Company’s Board of Directors, Mr. Walbrecht is entitled to receive annual performance bonuses (the “Annual Performance Bonus”), which may be based upon the achievement of certain BDEL sales objectives, of up to 50% of Mr. Walbrecht’s Base Compensation. With respect to the calendar years ended December 31, 2016 and December 31, 2017, the Annual Performance Bonus was guaranteed in full.

In addition to the Annual Performance Bonus, commencing with the calendar year ended December 31, 2017, Mr. Walbrecht will be entitled to earn an additional annual bonus opportunity (the “Supplemental Performance Bonus”) of $500,000 upon BDEL achieving minimum annual Adjusted EBITDA Margins (as defined in the Employment Agreement) of greater than 10% (the “Supplemental Performance Bonus Target”) for the applicable calendar year of the term of the Employment Agreement. In the event that BDEL fails to achieve an applicable Supplemental Performance Bonus Target by an amount not to exceed 200 basis points for a calendar year of the term of the Employment Agreement in question but BDEL achieves the Supplemental Performance Bonus Target for the immediately succeeding calendar year, then the Employee will be entitled to a Supplemental Performance Bonus of $1,000,000 in such succeeding calendar year.

In addition to confidentiality provisions, the Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s and the Company’s affiliates’ and subsidiaries’ customers), non-solicitation (relating to the Company’s and the Company’s affiliates’ and subsidiaries’ employees) and non-disparagement provisions effective during the term of his employment and for a period of one year after the termination of his employment with BDEL, as more particularly set forth in the Employment Agreement.

In the event that Mr. Walbrecht’s employment is terminated as a result of his death or disability, Mr. Walbrecht or his estate will, subject to the provisions of the Employment Agreement, be entitled to receive his accrued Base Compensation through the date of such termination. In addition, in the event that Mr. Walbrecht’s employment is terminated upon his death, Mr. Walbrecht’s designees will be entitled to receive $1,000,000 from the proceeds of any key man life insurance policy obtained by BDEL on the life of Mr. Walbrecht in accordance with the Employment Agreement. In the event that Mr. Walbrecht’s employment is terminated by BDEL for “cause” (as defined in the Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Employment Agreement, be entitled to receive his accrued Base Compensation through the date of such termination.

In the event that Mr. Walbrecht’s employment is terminated by BDEL without “cause” (as defined in the Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Employment Agreement, be entitled to receive an amount equal to one year of his Base Compensation (the “Severance Amount”). In the event that Mr. Walbrecht voluntarily terminates his employment, Mr. Walbrecht will, subject to the provisions of the Employment Agreement, be entitled to receive his accrued Base Compensation and benefits through the date of such termination.

In the event that Mr. Walbrecht’s employment is terminated by BDEL or the acquiror of the business of BDEL upon the occurrence of a Change in Control (as defined in the Employment Agreement) (other than a termination by BDEL for “cause” during such period), Mr. Walbrecht will, subject to the provisions of the Employment Agreement, be entitled to receive the Severance Amount and Supplemental Performance Bonuses that he may have been eligible to earn during the remainder of the term of the Employment Agreement in one lump sum within five days of the effective date of such termination, except that, in the event BDEL or the acquiror requests Mr. Walbrecht to provide consulting services described in the Employment Agreement, then the lump sum payment of an amount equal to the Severance Amount and Supplemental Performance Bonuses shall be payable upon the expiration of such consulting period.

In the event that Mr. Walbrecht fails to comply with any of his obligations under the Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Walbrecht will be required to repay previous post termination payments paid to him pursuant to the Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Employment Agreement. All payments and benefits provided under the Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by BDEL from time to time.

In connection with Mr. Walbrecht’s appointment as the Company’s President on March 9, 2018, the Company awarded to him stock options under the Company’s 2015 Stock Incentive Plan to purchase 500,000 shares of the Company’s common stock at an exercise price of $6.80 per share.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)      Effective as of March 9, 2018, the Company appointed Mr. John Walbrecht as the Company’s President.  Mr. Walbrecht, who is 50 years of age, has served as the President of the Company’s Outdoor Group since October 2017, and President of BDEL since October 2016.  Before joining the Company, Mr. Walbrecht served as the President of Mountain Hardwear from March 2016 to October 2016.    Prior to Mountain Hardwear, Mr. Walbrecht served as the President and Chief Executive Officer of Fenix Outdoors NA from January 2012 until March 2016.   Mr. Walbrecht has also served in various senior roles with Brandbase, Spyder, Dr. Martens/Airwair, and Timberland.  Mr. Walbrecht holds a Master of Business Administration and a Bachelor of Science in Economics from Brigham Young University, a Bachelor of Arts in Marketing from the University of Maryland and understudies in International Trade and Finance at Cambridge University - Trinity College.

Mr. Walbrecht has no family relationships with any other director or officer of the Company.  The material terms of the Employment Agreement are set forth in Item 1.01 to this Report and are incorporated herein by reference as though fully set forth herein. There are no transactions in which Mr. Walbrecht has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)       The disclosure set forth in Item 1.01 of this Report with respect to Mr. Walbrecht is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated as of September 23, 2016, between Black Diamond Equipment, Ltd. and Mr. Walbrecht.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2018

CLARUS CORPORATION

By: /s/ Aaron J. Kuehne Name: Aaron J. Kuehne Title: Chief Financial Officer and Chief Administrative Officer